Exhibit 5.1

May 3, 2021

Artius Acquisition Inc.

3 Columbus Circle, Suite 2215

New York, NY 10019

Ladies and Gentlemen:

We have acted as counsel to Artius Acquisition Inc., a Cayman Islands exempted company (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form S-4 (File No. 333-254012) (such registration statement, as amended, the “Registration Statement”), relating to, among other things, (i) the merger of Zero Carbon Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), with and into Micromidas, Inc., a Delaware corporation doing business as Origin Materials (“Origin”), with Origin surviving the Merger as a wholly owned subsidiary of the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”), pursuant to the terms of the Agreement and Plan of Merger, dated as of February 16, 2021, by and among the Company, Origin, and Merger Sub (the “Merger Agreement”), and (ii) as a condition to the effectiveness of the Business Combination, the proposal of the Company to change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation incorporated under the laws of the State of Delaware (the “Domestication,” and the Company from and after the consummation of the Domestication, “Artius Delaware”), subject to approval thereof by the shareholders of the Company. In this opinion, we refer to the Company following the effectiveness of the Business Combination as the “Combined Company.”

Cleary Gottlieb Steen & Hamilton LLP or an affiliated entity has an office in each of the cities listed above.

Artius Acquisition Inc., p. 2

In connection with the Domestication, the Company will file a Certificate of Domestication (as defined below) simultaneously with the Interim Certificate of Incorporation (as defined below), in each case, in respect of the Company with the Secretary of State of the State of Delaware (the “Secretary of State”). Upon the effectiveness of the Certificate of Domestication and the Interim Certificate of Incorporation under Section 103 of the Delaware General Corporation Law (the “Effective Time”), among other things, (i) each Class A ordinary share of the Company, par value $0.0001 per share (each, an “Artius Class A Ordinary Share”), shall become one share of Class A common stock, par value $0.0001 per share, of Artius Delaware (the “Artius Delaware Class A Common Stock”), (ii) each of the then issued and outstanding redeemable warrants of the Company exercisable for Artius Class A Ordinary Shares (the “Company Warrants”) will convert automatically into a warrant to acquire shares of Artius Delaware Class A Common Stock (the “Artius Delaware Warrants”), (iii) each of the then issued and outstanding units of the Company that has not been previously separated into the underlying Artius Class A Ordinary Shares and Company Warrants upon the request of the holder thereof, will be cancelled and will entitle the holder thereof to one share of Artius Delaware Class A Common Stock and one-third of an Artius Delaware Warrant, and (iv) each Class B ordinary share of the Company, par value $0.0001 per share (each, an “Artius Class B Ordinary Share”), shall become one share of Class B common stock, par value $0.0001 per share, of Artius Delaware (the “Artius Delaware Class B Common Stock”).

In connection with the Business Combination, the Company will file with the Secretary of State the Combined Company Certificate of Incorporation (as defined below) and the Certificate of Merger. Upon effectiveness of the Business Combination, among other things, (i) each share of Artius Delaware Class A Common Stock and Artius Delaware Class B Common Stock will become shares of common stock of the Combined Company, par value $0.0001 per share (“Combined Company Common Stock”), (ii) the then issued and outstanding Artius Delaware Warrants will become warrants to acquire Combined Company Common Stock (“Combined Company Warrants”) and (iii) each outstanding share of the common stock of Origin (the “Origin Common Stock”), the Series A Preferred Stock of Origin (the “Origin Series A Preferred Stock”), the Series B Preferred Stock of Origin (the “Origin Series B Preferred Stock”) and the Series C Preferred Stock of Origin (the “Origin Series C Preferred Stock” and, together with the Origin Series A Preferred Stock and the Origin Series B Preferred Stock, the “Origin Preferred Stock”) will automatically convert into the right to receive a number of shares of Combined Company Common Stock equal to the Common Exchange Ratio, Series A Exchange Ratio, Series B Exchange Ratio and Series C Exchange Ratio, respectively (each as defined in the Merger Agreement, subject to certain adjustments as described in the Merger Agreement) (the “Merger Shares”).

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement;

(b)	a copy of the Merger Agreement, filed as Exhibit 2.1 to the Registration Statement;

Artius Acquisition Inc., p. 3

(c)	a form of the Company’s certificate of corporate domestication to be filed with the Secretary of State (the “Certificate of Domestication”);

(d)

a form of Artius Delaware’s certificate of incorporation to be filed with the Secretary of State (the “Interim Certificate of Incorporation” and, together with the Certificate of Domestication, the “Domestication Certificates”), filed as Exhibit 3.2 to the Registration Statement;

(e)	a form of the by-laws to be adopted by Artius Delaware upon the Domestication, filed as Exhibit 3.3 to the Registration Statement;

(f)

a form of the certificate of incorporation of the Combined Company to be adopted upon the closing of the Business Combination and filed with the Secretary of State (the “Combined Company Certificate of Incorporation” and, together with the Domestication Certificates and the Merger Certificate, the “Certificates”), filed as Exhibit 3.4 to the Registration Statement;

(g)	a form of the certificate of merger effecting the Business Combination to be filed with the Secretary of State (the “Merger Certificate”); and

(h)	a copy of the warrant agreement, dated July 13, 2020, by and between the Company and Continental Stock Transfer & Trust Company (“CST”), as warrant agent (the “Warrant Agreement”).

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

(a)

when the Registration Statement has become effective under the Securities Act and upon filing of the Domestication Certificates with the Secretary of State in accordance with Section 388 of the General Corporation Law of the State of Delaware (“Section 388”):

1.	the Artius Delaware Class A Common Stock will be validly issued by Artius Delaware, fully paid and nonassessable;

2.	the Artius Delaware Class B Common Stock will be validly issued by Artius Delaware, fully paid and nonassessable;

Artius Acquisition Inc., p. 4

3.	the Artius Delaware Warrants will constitute the valid and binding obligations of Artius Delaware, enforceable against Artius Delaware in accordance with their terms; and

4.

Upon the Effective Time, pursuant to the Domestication, each of the then issued and outstanding units of the Company that has not been previously separated into the underlying Artius Class A Ordinary Share and Company Warrants will be cancelled and will entitle the holder thereof to one share of Artius Delaware Class A Common Stock, and one-third of an Artius Delaware Warrant, enforceable against Artius Delaware in accordance with its terms.

(b)

when the Registration Statement has become effective under the Securities Act and the shares of Combined Company Common Stock have been issued in accordance with the terms and conditions of the Merger Agreement and the Merger Certificate:

1.	the Combined Company Common Stock will be validly issued by the Combined Company, fully paid and nonassessable;

2.	the Combined Company Warrants will constitute the valid and binding obligations of the Combined Company, enforceable against the Combined Company in accordance with their terms; and

3.	the Merger Shares will be validly issued by the Combined Company, fully paid and nonassessable.

In rendering the opinions expressed above in (a), we have further assumed that (i) the Company is, and at all times prior to the effectiveness of the Domestication will be, duly organized, validly existing and in good standing under the laws of the Cayman Islands and has the full power, authority and legal right to domesticate in the State of Delaware pursuant to Section 388; (ii) at all times relevant for purposes of rendering our opinions as expressed herein, the laws of the Cayman Islands permitted, and will permit, the Domestication; (iii) the Domestication was, or will be, duly authorized by the Company; (iv) all necessary action was taken, or will be taken, under the Cayman Islands Companies Act (As Revised) (“CICA”) and other applicable laws of the Cayman Islands to authorize and permit the Domestication, including receipt of requisite approval by the shareholders of the Company, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental authorities required to authorize and permit the Domestication have been, or will be, obtained; (v) the Domestication Certificates, in the forms thereof submitted for our review, without alteration or amendment (other than filling in the appropriate date and effective time) will be duly authorized and executed and thereafter be duly filed with the Secretary of State in accordance with Section 103 of the General Corporation Law of the State of Delaware and Section 388, and that no other certificate or document has been, or prior to the filing of the Certificates will be, filed by or in respect of the Company with the Secretary of State and that the Company will pay all fees or other charges required to be paid in connection with the filing of the Certificates; (vi) each share of Artius Class A Ordinary Shares and Artius Class B Ordinary Shares issued and outstanding

Artius Acquisition Inc., p. 5

prior to the Domestication is, and immediately prior to the effective time of the Domestication will be, duly authorized, validly issued, fully paid and nonassessable under the laws of the Cayman Islands and the CICA; (vii) each share of Artius Class A Ordinary Shares and Artius Class B Ordinary Shares issued and outstanding prior to the Domestication was not or will not be issued in violation of any preemptive or other similar rights arising under the laws of the Cayman Islands and the CICA, the organizational documents of the Company, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, or any court decree or order (including, without limitation, any settlement agreement); and (viii) CST has the power, corporate or otherwise, to enter into and perform all obligations under the Warrant Agreement, CST has received due authorization by all requisite action, corporate or otherwise, CST has executed and delivered the Warrant Agreement, and the Warrant Agreement constitutes the valid and binding obligation of CST, enforceable against CST in accordance with its terms.

In rendering the opinions expressed above in (b), we have further assumed that prior to the issuance of shares of the Combined Company Common Stock and Combined Company Warrants in connection with the Business Combination: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the Business Combination contemplated by the Merger Agreement will have been consummated in accordance with the terms thereof; (iii) the Merger Certificate and the Combined Company Certificate of Incorporation will be duly filed with the Secretary of State; and (iv) the shares of the Combined Company Common Stock and the Combined Company Warrants will have been registered by the transfer agent and registrar for the shares of the Combined Company Common Stock and the warrant agent.

The foregoing opinions are limited to the General Corporation Law of the State of Delaware.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement under the heading “Legal Matters” as counsel for the Company that has passed on the validity of the securities, and to the use of this opinion as a part (Exhibit 5.1) of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Artius Acquisition Inc., p. 6

Sincerely,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Adam J. Brenneman
Adam J. Brenneman, a Partner